UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2021

Inovio Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 W. Germantown Pike, Suite 110
Plymouth Meeting, PA 19462
(Address of principal executive offices, including zip code)

(267) 440-4200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On October 28, 2021, MedImmune Limited (“MedImmune”), the global biologics research and development arm of AstraZeneca, provided notice to Inovio Pharmaceuticals, Inc. (the “Company”) to terminate the INO-3112 / MEDI0457 development program under that certain DNA Cancer Vaccine Collaboration Agreement, dated August 7, 2015, by and between the Company and MedImmune (the “Collaboration Agreement”). As a result of the termination, the Collaboration Agreement has been terminated in its entirety. Under the Collaboration Agreement, MedImmune acquired exclusive rights to the Company’s INO-3112 immunotherapy, renamed as MEDI0457, which targets cancers caused by human papillomavirus types 16 and 18, with the ability to sublicense those license rights. The Collaboration Agreement permitted MedImmune to terminate the agreement at any time on a program-by- program, product-by-product and/or country-by-country basis. Following the termination of the Collaboration Agreement, the Company will reacquire the rights to INO-3112 and will no longer be entitled to receive potential future milestone payments or royalties under the Collaboration Agreement. The Company will also cease any development activities for which it would be entitled to seek reimbursement from MedImmune. The parties will continue to have rights to jointly publish work relating to the product candidate.

MedImmune is currently conducting a Phase 2 clinical trial of MEDI0457 in patients with head and neck squamous cell carcinomas (HNSCC). MedImmune has completed the final data cut off for the trial and plans to complete the clinical study report by the end of 2022. The Company expects that MedImmune will continue to sponsor this study until study termination. MedImmune will also continue providing financial support for an externally sponsored research study of MEDI0457 with The University of Texas MD Anderson Cancer Center until study completion.

The Company is no longer substantially dependent on the Collaboration Agreement. During the six months ended June 30, 2021 and the years ended December 31, 2020 and 2019, the Company recognized a total of $33,000, $171,000 and $2.0 million, respectively, in revenue under the Collaboration Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVIO PHARMACEUTICALS, INC.

Date: October 29, 2021	By:	/s/ Peter Kies
Peter Kies
Chief Financial Officer